                                  EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

Employment Agreement this 22nd day of March 1999 by and between parties hereto e-Net Corporation (Employer) and Jean Oliver (Employee).

Employer employs the Employee and the Employee accepts employment upon the term's conditions and covenants as follows:

1. The term of the employment shall be for one year commencing from April 5th, 1999 and renewable annually automatically unless terminated by either party by written 30 day notice to the other.

2. Employee shall receive for all services a salary of $1,375.00 per week payable biweekly within three days after the end of each pay period. Salary payments shall be subject to withholding and other applicable deductions.

3. The duties of the Employee shall be to serve as the Comptroller for the Employer and for the subsidiaries and affiliates of the Employers business.

4. Employee shall have an office, facilities and services that are suitable to the position and appropriate for the performance of the Employee's duties.

5. Employer shall reimburse Employee for all reasonable expenses incurred in the performance of Employee's business, e.g. entertainment, travel, etc. Employee will be reimbursed upon submission of an itemized account of such expenditures with receipts where practicable.

6. Employee shall be entitled to two weeks of paid vacation each year.

7. If employee is unable to perform Employee's duties by reason of illness or incapacity for a consecutive period of more than two weeks, the compensation payable after the aforesaid period shall be $500.00 per week for the following 12 weeks. Upon return to full employment full compensation shall be reinstated.

8. Notwithstanding any provision in this Employment Agreement to the contrary, if Employee's unable to perform or is absent from employment for a period of more than three months. Employer may terminate this Employment Agreement, without further cause and all obligations of Employer hereunder shall terminate.

9. The Employment Agreement may be terminated at anytime and without cause by either party upon thirty days written notice to the other. If Employer elects to terminate, Employer shall pay to the Employee on the last day of employment severance pay of $5,000.00 subject to withholding and deductions. If Employee elects to terminate Employee shall receive salary up to the last day of employment but no severance pay.

10. In the event Employee dies during the term of employment, Employer shall pay to employee's estate the salary that would otherwise be payable to the end of the month in which the Employee died and as a death benefit the sum equal to $10,000.00. Employee agrees to be covered by insurance procured by Employer at Employer's expense for this purpose.

11. Any controversy or claim arising out of or relating to this Employment Agreement or the breach thereof shall be settled by arbitration in the City of Irvine, State of California, in accordance with the then governing rules of the American Arbitration Association. Judgement upon the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction.

12. Any notice required to be given shall be either: (i) personally delivered, or (ii) sent by U S Postal Service, postage prepaid, Certified Mail, Return Receipt Requested to the Employer at the place of employment and the Employee at the residence address given to and on file with the Employer.

13. A waiver of a breach of any provision of this Employment Agreement shall not operate or be construed as a waiver of any subsequent breach.

14. The services of Employee are personal and unique and therefore Employee may not assign this Employment Agreement nor delegate the duties and obligations hereunder except in the normal course of business.

15. This Employment Agreement contains the entire understanding of the parties, except as may be set forth in writing signed by the party against whom enforcement may be sought simultaneously with or subsequent to the execution of this Employment Agreement.

INTENDING TO BE LEGALLY BOUND, the parties have executed this Employment Agreement as of the date first above written.

Employer:

e-Net Corporation

BY: /s/ MICHAEL P. ROTH
------------------------------------
MICHAEL P. ROTH



Employee:

/s/ JEAN OLIVER
------------------------------------

                              EMPLOYMENT AGREEMENT
                                    Addendum

                                   JEAN OLIVER

This is an addendum to the contact between e-Net Financial Corporation and Jean Oliver dated March 22,1999. The following paragraphs are to be read as being consistent with the terms of that employment agreement.
Stock Purchase Option:

Effective July 6, 1999 as further compensation you will be entitled to the following stock options:

1. Stock purchase option

The corporation hereby grants the employee the option, for five years to purchase Fifty Thousand (50,000) shares of stock at one dollar and fifty cents per share. The rights granted under this option vest after one year following the effective date of this contract and are subject to the terms and conditions of the Stock Purchase Option Agreement.

2. Deferred Stock Option

Each quarter any salary payment which has been deferred by the employee (not to exceed 1/3 of the total quarterly salary) may at the election of the employee be converted to an option to purchase stock at one dollar per share, exercisable by giving seven days written notice following the close of the quarter subject to the terms and conditions of the Stock Purchase Agreement.

Rights granted hereby are assignable and may be hypothecated.

I have read and understood the statements contained in this document.

BY: /s/ MICHAEL P. ROTH
---------------------------------
MICHAEL P. ROTH



BY: /s/ JEAN OLIVER
---------------------------------
JEAN OLIVER